CITICORP AND SUBSIDIARIES
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
INCLUDING PREFERRED STOCK DIVIDENDS

                                                                        CITICORP AND SUBSIDIARIES
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
INCLUDING PREFERRED STOCK DIVIDENDS
(In Millions)                                                                                                 SIX MONTHS ENDED
                                                                                                                    JUNE 30
EXCLUDING INTEREST ON DEPOSITS:        1995          1994         1993          1992         1991            1996          1995
                                    -----------   -----------   ----------   -----------   ----------     -----------   -----------

FIXED CHARGES:
     INTEREST EXPENSE (OTHER THAN
        INTEREST ON DEPOSITS)          4,110         5,906        6,324         5,826        5,973           1,760         2,083
     INTEREST FACTOR IN RENT EXPENSE     140           143          147           162          171              73            71
     DIVIDENDS--PREFERRED STOCK          553           505 (A)      465           416          271 (A)         137           308
                                    -----------   -----------   ----------   -----------   ----------     -----------   -----------

        TOTAL FIXED CHARGES            4,803         6,554        6,936         6,404        6,415           1,970         2,462

INCOME:
     NET INCOME(LOSS)                  3,464         3,422 (B)    1,919 (C)       722         (914)(D)       1,866         1,682
     INCOME TAXES                      2,121         1,189          941           696          677           1,144         1,075
     FIXED CHARGES (EXCLUDING
      PREFERRED STOCK DIVIDENDS)       4,250         6,049        6,471         5,988        6,144           1,833         2,154
                                    -----------   -----------   ----------   -----------   ----------     -----------   -----------

        TOTAL INCOME                   9,835        10,660        9,331         7,406        5,907           4,843         4,911
                                    ===========   ===========   ==========   ===========   ==========     ===========   ===========

RATIO OF INCOME TO FIXED CHARGES
     EXCLUDING INTEREST ON DEPOSITS     2.05          1.63         1.35          1.16         0.92(E)           2.46         1.99
                                    ===========   ===========   ==========   ===========   ==========     ===========   ===========

INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
     INTEREST EXPENSE                 13,012        14,902       16,121        16,327       17,089           6,114         6,517
     INTEREST FACTOR IN RENT EXPENSE     140           143          147           162          171              73            71
     DIVIDENDS--PREFERRED STOCK          553           505 (A)      465           416          271 (A)         137           308
                                    -----------   -----------   ----------   -----------   ----------     -----------   -----------
        TOTAL FIXED CHARGES           13,705        15,550       16,733        16,905       17,531           6,324         6,896

INCOME:
     NET INCOME(LOSS)                  3,464         3,422 (B)    1,919 (C)       722         (914)(D)       1,866         1,682
     INCOME TAXES                      2,121         1,189          941           696          677           1,144         1,075
     FIXED CHARGES (EXCLUDING
     PREFERRED STOCK DIVIDENDS)       13,152        15,045       16,268        16,489       17,260           6,187         6,588
                                    -----------   -----------   ----------   -----------   ----------     -----------   -----------
        TOTAL INCOME                  18,737        19,656       19,128        17,907       17,023           9,197         9,345
                                    ===========   ===========   ==========   ===========   ==========     ===========   ===========

RATIO OF INCOME TO FIXED CHARGES
     INCLUDING INTEREST ON DEPOSITS     1.37          1.26         1.14          1.06         0.97(E)           1.45         1.36
                                    ===========   ===========   ==========   ===========   ==========     ===========   ===========

(A)  CALCULATED  ON A BASIS OF AN ASSUMED  TAX RATE OF 29% AND 34% FOR
     1994 AND 1991, RESPECTIVELY.
(B) NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1994 EXCLUDES THE CUMULATIVE EFFECT OF ADOPTING STATEMENT OF FINANCIAL ACCOUNTING STANDARDS No. 112, "EMPLOYERS' ACCOUNTING FOR POSTEMPLOYMENT BENEFITS", OF $(56) MILLION.
(C) NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1993 EXCLUDES THE CUMULATIVE EFFECT OF ADOPTING STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 109, "ACCOUNTING FOR INCOME TAXES", OF $300 MILLION.
(D) NET LOSS FOR THE YEAR ENDED DECEMBER 31, 1991 EXCLUDES THE CUMULATIVE EFFECT OF ACCOUNTING CHANGE FOR VENTURE CAPITAL INVESTMENTS OF $457 MILLION.
(E)  EARNINGS  FOR THE YEAR ENDED  DECEMBER  31,  1991 WERE
     INADEQUATE TO COVER FIXED CHARGES BY THE AMOUNT OF $508 MILLION.